UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 13, 2006

ACADIA PHARMACEUTICALS INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-50768	06-1376651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3911 SORRENTO VALLEY BOULEVARD SAN DIEGO, CALIFORNIA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 558-2871

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On January 13, 2006, ACADIA Pharmaceuticals Inc. (“ACADIA”) completed the sale of the second of two tranches of $10 million of shares of its common stock to Sepracor Inc (“Sepracor”). The sale was made pursuant to the purchase agreement entered into by ACADIA and Sepracor on January 10, 2005 (the “Purchase Agreement”) concurrently with the formation of the collaboration between ACADIA and Sepracor for the development of new drug candidates targeted towards the treatment of central nervous system disorders. Sepracor purchased the shares of ACADIA common stock at a 25 percent premium to the trailing 30-day average closing sales price per share as of the one-year anniversary of the Purchase Agreement. ACADIA issued 813,393 shares of its common stock to Sepracor in the second tranche at a price per share of approximately $12.2942. Sepracor purchased a combined 1,890,422 shares in the two tranches for an aggregate of $20 million. The shares of ACADIA common stock issued to Sepracor pursuant to the Purchase Agreement were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(2) of the Securities Act and Rule 506 of Regulation D thereunder, as a transaction to an accredited investor not involving a public offering. Sepracor represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and an appropriate legend was affixed to the share certificate issued to Sepracor. With respect to the shares of common stock purchased under the Purchase Agreement, Sepracor was granted certain piggyback and demand registration rights. These registration rights are set forth in the registration rights agreement dated as of January 10, 2005 between Sepracor and ACADIA (the “Registration Rights Agreement”).

Item 7.01.	Other Events.

ACADIA filed a shelf registration statement on Form S-3 with the U.S. Securities and Exchange Commission (the “SEC”) as of January 18, 2006. Once declared effective by the SEC, the registration statement would permit ACADIA to sell up to $75 million of its common stock from time to time in one or more transactions. The shelf registration is intended to provide ACADIA flexibility to take advantage of financing opportunities when and if deemed appropriate by ACADIA. ACADIA does not have any specific plans to sell common stock under the registration statement and ACADIA may elect not to sell its common stock in the future pursuant to the registration statement. The terms of any offering will be established at the time of the offering. Proceeds from the sale of any common stock by ACADIA will be used for the purposes described in a prospectus or prospectus supplement filed at the time of an offering. The shelf registration also covers the resale of the 1,890,422 shares purchased by Sepracor pursuant to the Purchase Agreement, which are being registered pursuant to the Registration Rights Agreement.

Pursuant to the rules and regulations of the SEC, the information set forth in this Item 7.01 has been furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing regardless of any general incorporation language.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA Pharmaceuticals Inc.

Date: January 17, 2006	By:	/s/ THOMAS H. AASEN
Thomas H. Aasen Vice President, Chief Financial Officer, Treasurer, and Secretary

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